Exhibit 10.1.18 (S-1)

CONFIDENTIAL

CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL
PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE
BEEN SEPARATELY FILED WITH THE COMMISSION

TWELFTH AMENDMENT
TO
LOAN AND SECURITY AGREEMENT

          THIS TWELFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Twelfth Amendment”) dated as of September 7, 2010 is by and among EXAMWORKS, INC., a Delaware corporation (“Parent”), SOUTHWEST MEDICAL EXAMINATION SERVICES, INC., a Texas corporation, THE RICWEL CORPORATION, an Ohio corporation, CFO MEDICAL SERVICES, LLC, a New Jersey limited liability company, DIAGNOSTIC IMAGING INSTITUTE, INC., a Texas corporation, RICWEL OF WEST VIRGINIA, LLC, a West Virginia limited liability company, PACIFIC BILLING SERVICES, INC., a Texas corporation, EXAMWORKS REVIEW SERVICES, LLC, a Delaware limited liability company, MARQUIS MEDICAL ADMINISTRATORS, INC., a New York corporation, IME SOFTWARE SOLUTIONS, LLC, a Michigan limited liability company, FLORIDA MEDICAL SPECIALISTS, INC., a New Jersey corporation, EXAMWORKS EVALUATIONS OF NEW YORK, LLC, a New York limited liability company, EXAMWORKS CANADA, INC., a Delaware corporation, NETWORK MEDICAL REVIEW COMPANY, LTD., an Illinois corporation, NETWORK MEDICAL MANAGEMENT COMPANY, LTD., an Illinois corporation, INSURANCE APPEALS, LTD., an Illinois corporation, ELITE PHYSICIANS, LTD., an Illinois corporation, WORKERSFIRST, INC., an Illinois corporation, EXIGERE CORPORATION, a Washington corporation, EXAMWORKS EUROPE, INC., a Delaware corporation (the “Additional Borrower”) and the subsidiaries of Parent that may from time to time hereafter become parties to the Loan Agreement identified below (all of the foregoing, together with Parent, individually, “Borrower” and collectively, “Borrowers”), FIFTH THIRD BANK, an Ohio banking corporation in its capacity as administrative agent for Lenders identified below (together with its successors and assigns, “Administrative Agent”), and FIFTH THIRD BANK, an Ohio banking corporation in its individual capacity (“Fifth Third”), BANK OF AMERICA, N.A., a national banking association (“Bank of America”), and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (“GE Capital,” together with Fifth Third and Bank of America, “Lenders”).

RECITALS:

          WHEREAS, certain Borrowers, Administrative Agent, Fifth Third and the other Lenders are parties to that certain Loan and Security Agreement dated as of December 18, 2009, as amended pursuant to certain consents and amendments among the parties hereto (as the same may be further amended, supplemented or modified from time to time, collectively with all such consents and amendments, the “Loan Agreement”); all capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Loan Agreement; and

CONFIDENTIAL

          WHEREAS, Borrowers request Administrative Agent and Lenders to consent to and waive certain matters as provided herein, and Borrowers, Administrative Agent and Lenders desire to amend certain provisions of the Loan Agreement, in each case in accordance with, and subject to, the terms and conditions set forth herein.

          NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto (intending to be legally bound) hereby agree as follows:

          1. Consents; Joinder; Waiver.

                    a. Subject to the terms and conditions set forth in this Twelfth Amendment, and notwithstanding anything in the Loan Agreement and the other Financing Agreements to the contrary, Administrative Agent and Lenders consent to the formation by Holding Company of a newly organized, wholly-owned subsidiary named ExamWorks Europe, Inc., a Delaware corporation, and to the formation by ExamWorks Europe of a newly organized, wholly-owned subsidiary named ExamWorks UK Ltd, a private limited company incorporated and registered in England and Wales with number 07361157 (the “UK Subsidiary”).

                    b. The Additional Borrower hereby absolutely and unconditionally (i) joins as and becomes a party to the Loan Agreement as a Borrower thereunder, (ii) assumes, as a joint and several obligor thereunder, all of the obligations, liabilities and indemnities of Borrower under the Loan Agreement and all other Financing Agreements (including, without limitation, the Liabilities), (iii) covenants and agrees to be bound by and adhere to all of the terms, representations, warranties, covenants, waivers, releases, agreements and conditions of or respecting Borrower with respect to the Loan Agreement and the other Financing Agreements, and (iv) except as specifically provided in Section 1(d) below, collaterally assigns and transfers to Administrative Agent (for the ratable benefit of the Lenders and the Administrative Agent), and hereby grants to Administrative Agent (for the ratable benefit of the Lenders), a continuing security interest in all of such Additional Borrower’s now owned and hereafter acquired or arising assets and other Collateral, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of all of the Liabilities. Any reference to the term “Borrower” or “Borrowers” in the Loan Agreement shall mean and include the Additional Borrower and all other parties identified as a Borrower in the Preamble to this Twelfth Amendment.

                    c. Subject to the terms and conditions set forth in this Twelfth Amendment, and notwithstanding anything in the Loan Agreement and the other Financing Agreements to the contrary, Administrative Agent and Lenders hereby consent to the acquisition by the UK Subsidiary of the entire issued share capital (the “UKIM Acquisition”) of UK Independent Medical Services Limited, a company incorporated and registered in England and Wales with number 04530717(together with its successors and assigns, “UKIM”), as more fully described in that certain Share Purchase Agreement relating to the entire issued share capital of UKIM (the “UKIM Purchase Agreement”), dated as of September 7, 2010, by and among Holding Company, the UK Subsidiary and the several persons whose names and addresses are set out in Part 1 of Schedule 1 to the UKIM Purchase Agreement and, in connection therewith, to the entry into by Parent and the UK Subsidiary of that certain Loan Agreement, dated as of September 7, 2010 (the “UK Loan Agreement”).

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                    d. Subject to the terms and conditions set forth in this Twelfth Amendment (including, without limitation, Section 3 hereof), notwithstanding anything in the Loan Agreement (including, without limitation, Exhibit C thereto) and the other Financing Agreements to the contrary, with respect to the UKIM Acquisition only, Administrative Agent and the Lenders hereby waive the requirements that (i) the assets of the UK Subsidiary and UKIM be pledged as Collateral, (ii) the UK Subsidiary and UKIM become Borrowers under the Loan Agreement and (iii) 100% of the equity securities of the UK Subsidiary and UKIM be pledged by ExamWorks Europe and the UK Subsidiary, respectively, as Collateral; provided, however, that 65% of the equity securities of the UK Subsidiary shall be charged by way of security pursuant to the terms and provisions of the ExamWorks Europe Charge Agreement (as hereinafter defined).

          2. Amendments to Loan Agreement. Subject to the terms and conditions contained herein, the parties hereto hereby amend the Loan Agreement as follows:

                    a. The definition of “Borrower” as set forth in the Preamble to the Loan Agreement is hereby amended by adding a reference to “ExamWorks Europe, Inc., a Delaware corporation” therein.

                    b. Section 1.1 of the Loan Agreement is hereby amended as follows:

i. the definition of “Acquisitions” therein shall also include the UKIM Acquisition;

ii. the definition of “Acquisition Agreement” therein shall also include the UKIM Purchase Agreement;

          iii. the definition of “Acquisition Documents” therein shall also include the UKIM Purchase Agreement and any applicable bill of sale, assignment and assumption agreement, escrow agreement, real estate contract, special warranty deed, assignment of intellectual property, consulting agreement, management agreement, employment agreement, noncompete agreement, and any and all of the other documents, instruments and agreements executed or delivered in connection therewith or otherwise in connection with the UKIM Acquisition, including, without limitation, the UK Loan Agreement, in each case as the same may be amended or modified in conformity with Section 9.15 of the Loan Agreement;

          iv. the definition of “Intellectual Property Security Agreement” therein shall include any amendment or modification thereof dated as of the Twelfth Amendment Effective Date made in connection with this Twelfth Amendment;

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          v. the definition of “Landlord Waiver” therein shall include, if applicable, the Landlord Waivers dated as of the Twelfth Amendment Effective Date, if any, made in connection with this Twelfth Amendment;

vi. the definition of “Maximum Revolving Facility” therein is hereby amended and restated in its entirety to read as follows:

“Maximum Revolving Facility” means, at any time, an amount equal to Fifteen Million Dollars ($15,000,000);

vii. the definition of “Maximum Term Facility” therein is hereby amended and restated in its entirety to read as follows:

“Maximum Term Facility” means, at any time, an amount equal to Ninety Five Million Dollars ($95,000,000);

viii. the definition of “Pledge Agreements” therein is hereby amended and restated in its entirety as follows:

          “Pledge Agreements” means, collectively, (a) that certain Pledge Agreement dated as of the Eighth Amendment Effective Date made by Holding Company in favor of Administrative Agent (the “Holding Company Pledge Agreement”), (b) that certain Pledge Agreement dated as of the Ninth Amendment Effective Date made by Holding Company in favor of Administrative Agent (the “Holding Company EW Canada Pledge Agreement”), (c) that certain Pledge Agreement dated as of the Ninth Amendment Effective Date made by ExamWorks Canada in favor of Administrative Agent (the “ExamWorks Canada Pledge Agreement”), (d) that certain Pledge Agreement dated as of December 18, 2009 made by Parent in favor of Administrative Agent (as amended on the Fifth Amendment Effective Date and the Ninth Amendment Effective Date, the “Parent Pledge Agreement”) with respect to all other Borrowers and to which future Subsidiaries of Parent shall become a party in connection with any other Acquisition, (e) that certain Pledge Agreement dated as of the Ninth Amendment Effective Date made by NMR in favor of Administrative Agent (the “NMR Pledge Agreement”), (f) that certain Pledge Agreement dated as of the Twelfth Amendment Effective Date made by Holding Company in favor Administrative Agent (the “Holding Company EW Europe Pledge Agreement”) and (g) that certain Charge Agreement dated as of the Twelfth Amendment Effective Date made by ExamWorks Europe in favor of Administrative Agent (the “ExamWorks Europe Charge Agreement”), each in form and substance reasonably satisfactory to Administrative Agent, as each may be amended, restated, reaffirmed, supplemented or otherwise modified from time to time in accordance with its respective terms;

vii. the definition of “Pledgors” therein is hereby amended and restated in its entirety to read as follows:

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“Pledgors” means, collectively, Holding Company, Parent, ExamWorks Canada, ExamWorks Europe and NMR, each in its capacity as the pledgor or chargor under their respective Pledge Agreements;

viii. the definition of “Senior Funded Debt” therein is hereby amended and restated in its entirety to read as follows:

          “Senior Funded Debt” means all outstanding Liabilities of Borrower, as determined for Borrower on a consolidated basis in accordance with GAAP; provided, however, notwithstanding any provision of GAAP to the contrary, Senior Funded Debt shall include the face amount of any promissory notes (or, if amounts previously paid on any promissory note cannot be reborrowed, the outstanding principal balance of any such promissory note) and other instruments evidencing Indebtedness (including without limitation, any promissory note) of Borrower on a consolidated basis, other than outstanding principal amounts of Subordinated Debt; provided further, however, that Senior Funded Debt shall not include obligations with respect to any Letter of Credit or Interest Rate Protection Agreement; and

ix. the definition of “Total Funded Debt” therein is hereby amended and restated in its entirety to read as follows:

          “Total Funded Debt” means all Indebtedness of Borrower (other than preferred equity whether or not classified as Indebtedness), as determined for Borrower on a consolidated basis in accordance with GAAP; provided, however, notwithstanding any provision of GAAP to the contrary, Total Funded Debt shall include the face amount of any promissory notes (or, if amounts previously paid on any promissory cannot be reborrowed, the outstanding principal balance of any such promissory note) and other instruments evidencing Indebtedness (including, without limitation, any promissory note) of Borrower on a consolidated basis; provided further, however, that Total Funded Debt shall not include obligations with respect to any Letter of Credit or Interest Rate Protection Agreement.

c. Section 1.1 of the Loan Agreement is hereby further amended by adding the following new defined terms in alphabetical order:

“ExamWorks Europe” means ExamWorks Europe, Inc., a Delaware corporation.

“Twelfth Amendment Effective Date” means September 7, 2010.

“UK Subsidiary” means ExamWorks UK Ltd, a private limited company incorporated and registered in England and Wales with number 07361157.

CONFIDENTIAL

                    d. For clarification, the definition of “Revolving Credit Notes” in Section 2.1(d) of the Loan Agreement is hereby amended to include any amendment or modification thereof, dated as of the Twelfth Amendment Effective Date, made in connection with this Twelfth Amendment.

                    e. For clarification, the definition of “Term Loan Notes” in Section 2.3(c) of the Loan Agreement is hereby amended to include any amendment or modification thereof, dated as of the Twelfth Amendment Effective Date, made in connection with this Twelfth Amendment.

f. Schedule 4.7 (Borrower Locations) of the Loan Agreement is hereby amended and restated with Schedule 4.7 attached hereto.

g. Schedule 7.5 (Organizational Numbers) of the Loan Agreement is hereby amended and restated with Schedule 7.5 attached hereto.

h. Schedule 7.8 (Other Names) of the Loan Agreement is hereby amended and restated with Schedule 7.8 attached hereto.

i. Schedule 7.16 (Intellectual Property) of the Loan Agreement is hereby amended and restated with Schedule 7.16 attached hereto.

j. Schedule 9.2 (Certain Unsecured Indebtedness) of the Loan Agreement is hereby amended and restated with Schedule 9.2 attached hereto.

                    k. Section 7.1 of the Loan Agreement shall hereafter also reflect that ExamWorks Europe is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

                    l. Section 7.7 of the Loan Agreement shall hereafter also reflect that ExamWorks Europe’s principal place of business and chief executive office is located at 3280 Peachtree Road, Suite 2625, Atlanta, Georgia 30305, and its State of incorporation is Delaware.

m. Section 7.8 of the Loan Agreement shall hereafter also reflect that Borrower has used the following name: “ExamWorks Europe, Inc.”

n. Section 7.12 of the Loan Agreement shall hereafter also reflect that ExamWorks Europe is a wholly-owned subsidiary of Holding Company.

o. References in Section 8.5 and Section 9.16 of the Loan Agreement to the State of organization of Borrower shall also contain a reference to the State of Delaware with respect to ExamWorks Europe.

p. There is hereby added a new a new Section 8.17 of the Loan Agreement to read as follows:

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                    “Holding Company shall, concurrent with any closing of any working capital facility with any lender to UK Subsidiary or UKIM, cause UK Subsidiary (and UK Subsidiary shall cause UKIM) to prepay amounts owing on the UK Loan Agreement in an amount equal to the lesser of the proceeds received from such working capital facility or the proceeds of the UK Loan Agreement used at the closing of the UKIM Acquisition to repay amounts outstanding under the UKIM working capital facility with Lloyds TSB Commercial Finance Limited, and Parent shall, immediately thereafter, repay outstanding Revolving Loans in an amount equal to such prepayment on the UK Loan Agreement.”

q. Section 9.7 (a)(iii) is hereby amended and restated as follows:

                    “(iii) for other corporate purposes (such as to pay for the transaction costs and expenses contemplated in connection with this Agreement), which for clarification shall not include any use of proceeds for, or any transaction involving, any or all of SOMA Medical Assessments Corp., Direct IME Corp., ExamWorks UK Ltd or UK Independent Medical Services Limited (other than solely in connection with the SOMA Acquisition, the Direct IME Acquisition and the UKIM Acquisition), and”

                    r. Subsection (a) of Section 9.11 is hereby amended and restated as follows:

                    “(a) Borrower may transfer cash or property to Affiliates and enter into transactions with Affiliates for fair value in the ordinary course of business pursuant to terms that are no less favorable, in all material respects, to Borrower than the terms upon which such transfers or transactions would have been made had such transfers or transactions been made to or with a Person that is not an Affiliate (which for clarification shall not include any transfers of cash or property to, or transactions involving, any or all of SOMA Medical Assessments Corp., Direct IME Corp., ExamWorks UK Ltd or UK Independent Medical Services Limited,”

                    s. Section 9.12(v) is hereby amended and restated as follows:

                    “(v) Computation. Borrower acknowledges and agrees that the calculation and computation of the foregoing financial ratios and covenants shall be pursuant to and in accordance with Section 8.1(c) hereof; provided, however, that for purposes of the calculation and computation of the foregoing financial ratios and covenants only (and for no other purpose under this Agreement), each of SOMA Medical Assessments Corp., Direct IME Corp., ExamWorks UK Ltd and UK Independent Medical Services Limited shall be considered a “Borrower” under this Agreement; provided further, that the EBITDA of each of SOMA Medical Assessments Corp., Direct IME Corp., ExamWorks UK Ltd and UK Independent Medical Services Limited shall only be included for purposes of such calculation and computation if there are no restrictions or limitations on the payment of dividends or the making of other distributions by SOMA Medical Assessments Corp., Direct IME Corp., ExamWorks UK Ltd or UK Independent Medical Services Limited, respectively, to ExamWorks Canada, ExamWorks Europe and/or Holding Company.”

                    t. Section 10.1(b) of the Loan agreement shall also hereafter include a reference to Section 8.17 of the Loan Agreement.

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                    u. Section 10.1(r) of the Loan Agreement is hereby amended and restated as follows:

          “Holding Company shall (i) revoke or attempt to revoke, terminate or contest its obligations under the Holding Company Pledge Agreement, the Holding Company EW Canada Pledge Agreement or the Holding Company EW Europe Pledge Agreement, or (ii) the Holding Company Pledge Agreement, the Holding Company EW Canada Pledge Agreement or the Holding Company EW Europe Pledge Agreement or any provision thereof shall cease to be in full force and effect in accordance with its terms and provisions;”

                    v. Section 10.1(x) of the Loan Agreement is hereby amended and restated as follows:

          “Any or all of SOMA Medical Assessments Corp., Direct IME Corp., ExamWorks UK Ltd or UK Independent Medical Services Limited shall take any action or omit to take any action that, if such action were instead taken or omitted to be taken by any Borrower, would constitute an Event of Default;”

w. There is hereby added a new Section 10.1(y) of the Loan Agreement to read as follows:

          “ExamWorks Europe shall revoke or attempt to revoke, terminate or contest its obligations under the ExamWorks Europe Pledge Agreement, or the ExamWorks Europe Pledge Agreement or any provision thereof shall cease to be in full force and effect in accordance with its terms and provisions;”

x. There is hereby added a new Section 10.1(z) of the Loan Agreement to read as follows:

          “The UK Subsidiary sells, transfers, grants options over, disposes of, assigns, creates an encumbrance over or encumbers in any manner or agrees or attempts to sell, transfer, grant options over, dispose of, assign, create an encumbrance over or encumber in any manner all, any or any part of the equity share capital of any other shares in UKIM or any of its title, rights or interests in them or agrees to the issue of, or grant of options to subscribe for, any shares in UKIM to a third party;” and

          y. Annex A to the Loan Agreement is hereby amended and restated in its entirety with Annex A attached hereto. After giving effect to this Twelfth Amendment and the instruments and agreements being executed and delivered in connection herewith, the Lenders’ respective Pro Rata Shares for purposes of the Loan Agreement will be as set forth in such Annex A.

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          3. No Other Amendments. Notwithstanding the amendments set forth in Section 2 hereof, Holding Company, Parent and the other Borrowers acknowledge and expressly agree that this Twelfth Amendment is limited to the extent expressly set forth herein and shall not constitute a modification or further amendment of the Loan Agreement or any other Financing Agreements or a course of dealing at variance with the terms or conditions of the Loan Agreement or any other Financing Agreements (other than as expressly set forth in this Twelfth Amendment).

          4. Representations and Warranties. Each of Holding Company, Parent and the other Borrowers hereby represent and warrant to and in favor of the Administrative Agent and Lenders, which representations and warranties shall survive the execution and delivery hereof, as follows:

                    a. Each representation and warranty set forth in Section 7 of the Loan Agreement is hereby restated and affirmed as true and correct in all material respects as of the date hereof, except to the extent previously fulfilled in accordance with the terms of the Loan Agreement, as amended hereby;

                    b. Each of Holding Company, Parent and each of the other Borrowers has the corporate, limited liability company or partnership, as applicable, power and authority (i) to enter into this Twelfth Amendment and (ii) to do all acts and things as are required or contemplated hereunder to be done, observed and performed by it;

                    c. This Twelfth Amendment has been duly authorized, validly executed and delivered by one or more Duly Authorized Officers of each of Parent, the other Borrowers, Holding Company, and each of this Twelfth Amendment and the Loan Agreement constitutes the legal, valid and binding obligations of Parent and the other Borrowers (and each of this Twelfth Amendment and the Financing Agreements to which Holding Company is a party constitutes the legal, valid and binding obligations of Holding Company), enforceable against Parent, the other Borrowers, and Holding Company, respectively, in accordance with their respective terms, subject, as to enforcement of remedies, to the following qualifications: (i) an order of specific performance and an injunction are discretionary remedies and, in particular, may not be available where damages are considered an adequate remedy at law and (ii) enforcement may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws affecting enforcement of creditors’ rights generally (insofar as any such law relates to the bankruptcy, insolvency or similar event of Holding Company, Parent or such other Borrower);

                    d. The execution and delivery of this Twelfth Amendment and performance by Parent and each other Borrower and, as applicable, Holding Company, under this Twelfth Amendment, the Loan Agreement and each of the other Financing Agreements to which each is a party do not and will not require the consent or approval of any regulatory authority or governmental authority or agency having jurisdiction over Parent, such other Borrower, or Holding Company which has not already been obtained, nor be in contravention of or in conflict with the organizational documents of Parent, each other Borrower, or Holding Company, or any provision of any statute, judgment, order, indenture, instrument, agreement, or undertaking, to which Parent, any other Borrower, or Holding Company is party or by which Parent’s, any other Borrower’s, or Holding Company’s respective assets or properties are bound;

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                    e. No Default or Event of Default exists before or will result after giving effect to this Twelfth Amendment, and no event has occurred that has had or could reasonably be expected to have a Material Adverse Effect;

                    f. The legal name of ExamWorks Europe is “ExamWorks Europe, Inc.” and its organizational number assigned by the Delaware Secretary of State is 4865211;

                    g. Except as otherwise provided in Section 1(d) hereof, with respect to the UKIM Acquisition, each of the conditions precedent identified on Exhibit C attached to the Loan Agreement have previously been satisfied or will be satisfied concurrently with the execution and delivery of this Twelfth Amendment or as provided in Section 14 hereof as post closing matters; and

                    h. The “Collateral” (as defined in the Loan Agreement) shall hereafter also include, without limitation, except as otherwise specifically provided in Section 1(d) hereof, the assets of ExamWorks Europe, and the Administrative Agent (for the ratable benefit of the Lenders and the Administrative Agent) has a first priority perfected security interest in all such Collateral (subject only to Permitted Liens).

          5. Conditions Precedent to Effectiveness of this Twelfth Amendment. The consents, waiver and amendments contained in Section 1 and Section 2 of this Twelfth Amendment shall become effective on the date hereof subject to satisfaction of each of the following:

                    a. all of the representations and warranties of Parent, each of the other Borrowers, and Holding Company under Section 4 hereof, which are made as of the date hereof, being true and correct;

                    b. receipt by Administrative Agent of duly executed signature pages to this Twelfth Amendment from each of Parent, each of the other Borrowers, Holding Company and Lenders;

                    c. copies of resolutions of (i) the Board of Directors of Holding Company authorizing or ratifying the execution, delivery and performance by Holding Company of this Twelfth Amendment and the Holding Company EW Europe Pledge Agreement and any other Financing Agreement to which Holding Company is a party, certified by a Duly Authorized Officer of Holding Company, (ii) the Board of Directors of ExamWorks Europe authorizing or ratifying the execution, delivery and performance by ExamWorks Europe of the ExamWorks Europe Charge Agreement and any other Financing Agreement to which ExamWorks Europe is a party, certified by a Duly Authorized Officer of ExamWorks Europe, and (iii) a written resolution of the member(s) of the UK Subsidiary amending the Articles of the UK Subsidiary so as to allow the perfection of the ExamWorks Europe Charge Agreement certified by a Duly Authorized Officer of the UK Subsidiary;

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                    d. receipt by Administrative Agent of such other duly executed and delivered resolutions (including with respect to the underlying Loan Agreement as amended by this Twelfth Amendment with respect to ExamWorks Europe), certified Organization Documents, good standing certificates, secretary’s certificates, closing condition certificates and such other related certificates and documents (if any), with respect to Parent and the other Borrowers reasonably required by Administrative Agent in connection with this Twelfth Amendment (each of which must be in form and substance reasonably satisfactory to the Administrative Agent);

                    e. receipt by Administrative Agent of true, correct and complete duly executed copies of each of the following: (i) a Fifth Modification to Revolving Credit Note by Borrowers with respect to the Revolving Credit Note of each of Fifth Third and Bank of America, respectively; (ii) a Sixth Modification to Term Loan Note by Borrowers with respect to the Term Loan Note of each of Fifth Third and Bank of America, respectively; (iii) a Third Modification to Revolving Credit Note by Borrowers with respect to the Revolving Credit Note of GE Capital; (iv) a Third Modification to Term Loan Note by Borrowers with respect to the Term Loan Note of GE Capital; (v) the Holding Company EW Europe Pledge Agreement by Holding Company in favor of Administrative Agent (together with original stock certificate(s) and assignment(s) separate from certificate); (vi) the ExamWorks Europe Charge Agreement by ExamWorks Europe in favor of Administrative Agent (together with original stock certificate(s) and executed blank stock transfer form(s) representing 65% of the issued and outstanding equity in the UK Subsidiary) and a certified copy of the members register of the UK Subsidiary; (vii) a Sixth Amendment to Intellectual Property Security Agreement; and (viii) a certificate of the two principal shareholders of UKIM to the effect that such principal shareholders have no knowledge of any material items that would reasonably be expected to appear on the search results on the management background checks with respect to UKIM referenced in Section 14 below;

                    f. Certificates of Insurance in form and substance satisfactory to Administrative Agent, from Borrowers’ insurance carriers reflecting (i) the addition of ExamWorks Europe as a co-borrower (together with a Loss Payable Endorsement signed by the applicable insurance agent) and the addition of the UK Subsidiary and UKIM, (ii) Administrative Agent as additional insured and “lender’s loss payee” thereunder, and (iii) increased insurance coverage as a result of the acquisition contemplated hereby;

                    g. receipt of UCC tax, lien, pending suit and judgment searches for ExamWorks Europe (and, in each case, under each trade name used during the prior five years), each dated a date reasonably near to the Twelfth Amendment Effective Date in all jurisdictions for such entity as reasonably required by Administrative Agent, and a Companies Registry mortgages and charges register search for the UK Subsidiary and UKIM, the results of which shall be satisfactory to Administrative Agent in its sole and absolute determination;

                    h. receipt of authorization to file UCC Financing Statements, and UCC Financing Statements, as requested by Administrative Agent, naming the Additional Borrower as debtor and Administrative Agent as secured party with respect to the Additional Borrower’s Collateral, shall have been filed with the Delaware Secretary of State;

                    i. receipt of authorization to file UCC Financing Statements, and UCC Financing Statements (or amendments thereto), as requested by Administrative Agent, naming each of (i) Holding Company as debtor and Administrative Agent as secured party with respect to the equity of ExamWorks Europe owned by Holding Company, (ii) ExamWorks Europe as debtor and Administrative Agent as secured party with respect to 65% of the equity of the UK Subsidiary owned by ExamWorks Europe shall have been filed with the Delaware Secretary of State;

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                    j. receipt by Administrative Agent of an opinion of Paul, Hastings, Janofsky & Walker, LLP, legal counsel to Holding Company, Parent, ExamWorks Europe, the UK Subsidiary and the other Borrowers, addressed to Administrative Agent, Issuing Lenders and each Lender, in form and substance reasonably satisfactory to Administrative Agent;

                    k. receipt by Administrative Agent of reasonably satisfactory evidence that any necessary authorizations, including all necessary consents and regulatory approvals necessary, or in the reasonable discretion of, the Administrative Agent, advisable for the closing of the UKIM Acquisition have been obtained or made, are in full force and effect and are not subject to any pending or, to the knowledge of Parent or any of the other Borrowers, threatened reversal or cancellation, and Administrative Agent shall have received a certificate of a Duly Authorized Officer so stating;

                    l. receipt by Administrative Agent of true, correct and complete duly executed copies of the UKIM Purchase Agreement and the other material Acquisition Documents relating to the UKIM Acquisition, including, without limitation, any disclosure schedules, bill of sale, assignment and assumption agreement, intellectual property assignment agreement, escrow agreement and Landlord Waiver executed or delivered in connection therewith;

                    m. receipt by Administrative Agent of evidence, in form and substance reasonably satisfactory to it, of the simultaneous consummation of the UKIM Acquisition on terms and conditions set forth in the UKIM Purchase Agreement, which shall be in form and substance reasonably satisfactory to the Administrative Agent;

                    n. receipt by Administrative Agent of a duly completed Compliance Certificate as of the fiscal quarter of Borrower ending June 30, 2010, after giving pro forma effect to the amendments to the definitions of Maximum Revolving Facility and Maximum Term Facility described in Sections 2(a)(vi) and 2(a)(vii) hereof, all Loans to be made on the date hereof and the consummation of the UKIM Acquisition, signed by a Duly Authorized Officer of Parent;

                    o. Administrative Agent’s completion of due diligence relating to the UKIM Acquisition, the results of which shall be reasonably satisfactory to Administrative Agent;

                    p. Administrative Agent shall have received a payoff letter and deeds of release from any secured lender to UKIM (including, without limitation, Lloyds TSB Commercial Finance Limited, each in form and substance reasonably satisfactory to Administrative Agent (together with applicable UCC/Companies House Form MG02 in relation to any charges registered in relation to UKIM at the Companies Registry, termination statements, trademark releases and copyright releases necessary to release all Liens (other than Permitted Liens) and other rights in favor of any Person (other than Administrative Agent (for the ratable benefit of Lenders and Administrative Agent)), if any, in any of the Collateral (which, subject to Section 1(d) hereof, shall include the assets purchased by the UK Subsidiary pursuant to the UKIM Purchase Agreement), and other documents as Administrative Agent reasonably deems necessary or appropriate, which shall have been filed in all jurisdictions that Administrative Agent reasonably deems necessary or advisable;

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                    q. receipt by Administrative Agent of evidence that the Liens in favor of Administrative Agent are valid, enforceable and properly perfected in a manner reasonably acceptable to Administrative Agent;

                    r. subject to Section 1(d) hereof, receipt by Administrative Agent of all financial information, studies, materials, due diligence results, management reports and related documentation as required pursuant to Exhibit C to the Loan Agreement;

                    s. receipt by Administrative Agent of a fully-completed and duly executed Notice of Borrowing (together with a flow of funds) with respect to the UKIM Acquisition and this Twelfth Amendment;

                    t. receipt by Administrative Agent of a fully-completed and duly executed Borrowing Base Certificate as of July 31, 2010;

                    u. receipt by Administrative Agent from Borrowers of payment of the Term Draw Fee for the Lenders;

                    v. receipt by Administrative Agent of the invoiced amount of the reasonable fees and out-of-pocket costs and expenses of counsel to Administrative Agent in connection with this Twelfth Amendment pursuant to Section 8 hereof and otherwise due and owing pursuant to the Loan Agreement;

                    w. receipt by Administrative Agent of certified copies of all documents evidencing Borrowers’ receipt of or satisfaction with any necessary consents, regulatory approvals and any other governmental approvals, if any, with respect to this Twelfth Amendment and any other documents provided for herein or to be executed by any Borrower or Holding Company; and

                    x. receipt by Administrative Agent of such other assurances, certificates, schedules, exhibits, documents, consents or opinions as Administrative Agent or the Required Lenders reasonably may require, if any.

          6. Reaffirmation; References to Loan Agreement.

                    a. Each Borrower and Holding Company acknowledges and agrees that all of their respective obligations and Liabilities under the Loan Agreement and the Financing Agreements, as amended hereby, are and shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Twelfth Amendment.

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                    b. Upon the effectiveness of this Twelfth Amendment, each reference in the Loan Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Loan Agreement, as amended by this Twelfth Amendment.

                    c. The failure by Administrative Agent, at any time or times hereafter, to require strict performance by any Borrower or Holding Company of any provision or term of the Loan Agreement, this Twelfth Amendment or any of the Financing Agreements shall not waive, affect or diminish any right of Administrative Agent hereafter to demand strict compliance and performance herewith or therewith. Any suspension or waiver by Administrative Agent of a breach of this Twelfth Amendment or any Event of Default under the Loan Agreement shall not, except as expressly set forth in a writing signed by Administrative Agent (and, if applicable, Required Lenders), suspend, waive or affect any other breach of this Twelfth Amendment or any Event of Default under the Loan Agreement, whether the same is prior or subsequent thereto and whether of the same or of a different kind or character. None of the undertakings, agreements, warranties, covenants and representations of any Borrower or Holding Company contained in this Twelfth Amendment, shall be deemed to have been suspended or waived by Administrative Agent unless such suspension or waiver is (i) in writing and signed by Administrative Agent and (ii) delivered to Parent. In no event shall Administrative Agent’s execution and delivery of this Twelfth Amendment establish a course of dealing among Administrative Agent, Holding Company, Parent or any other Borrower or any other obligor, or in any other way obligate Administrative Agent to hereafter provide any amendments or, if at any time applicable, waivers with respect to the Loan Agreement or any other Financing Agreement. The terms and provisions of this Twelfth Amendment shall be limited precisely as written and shall not be deemed (x) to be a consent to any amendment or modification of any other term or condition of the Loan Agreement or of any of the Financing Agreements (except as expressly provided herein); or (y) to prejudice any right or remedy which Administrative Agent may now have under or in connection with the Loan Agreement or any of the Financing Agreements.

                    d. Except as expressly provided herein, the Loan Agreement and all Financing Agreements shall remain unaltered and in full force and effect and are hereby ratified and confirmed in all respects.

CONFIDENTIAL

          7. Release.

                    a. In consideration of, among other things, the consent, waiver and amendments provided for herein, and for other good and valuable consideration, as of the date hereof, Holding Company, Parent and each other Borrower (on behalf of themselves and their respective Subsidiaries and Affiliates), their successors-in-title, legal representatives and assignees and, to the extent the same is claimed by right of, through or under the above, for their past, present and future employees, members, managers, partners, agents, representatives, officers, directors, shareholders and trustees (all collectively, with Holding Company, Parent and each other Borrower, the “Releasing Parties”), do hereby unconditionally, irrevocably and forever remise, satisfy, acquit, release and discharge the Administrative Agent and Lenders and each of their respective successors-in-title, legal representatives and assignees, past, present and future officers, directors, shareholders, trustees, agents, employees, consultants, experts, advisors, attorneys and other professionals and all other persons and entities to whom any of the Administrative Agent and Lenders would be liable if such persons or entities were found in any way to be liable to any of the Releasing Parties (collectively, the “Lender Parties”), from any and all manner of action and actions, cause and causes of action, claims, cross-claims, charges, demands, counterclaims, suits, proceedings, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, damages, judgments, liabilities, damages, costs, expenses, executions, liens, claims of liens, claims of costs, penalties, attorneys’ fees, or any other compensation, recovery or relief on account of any liability, obligation, demand, proceedings or cause of action of whatever nature, whether in law, equity or otherwise (including, without limitation, those arising under 11 U.S.C. §§ 541-550 and interest or other carrying costs, penalties, legal, accounting and other professional fees and expenses, and incidental, consequential and punitive damages payable to third parties), whether known or unknown, fixed or contingent, joint and/or several, secured or unsecured, due or not due, primary or secondary, liquidated or unliquidated, contractual or tortious, direct, indirect, or derivative, asserted or unasserted, foreseen or unforeseen, suspected or unsuspected, now existing, heretofore existing or which may have heretofore accrued against any or all of the Lender Parties, whether held in a personal or representative capacity, and which are based on any act, fact, event, action or omission or any other matter, cause or thing occurring at or from any time prior to and including the date hereof in any way, directly or indirectly arising out of, connected with or relating to this Twelfth Amendment, the Loan Agreement or any other Financing Agreement and the transactions contemplated hereby and thereby, the Collateral or the Liabilities, and all other agreements, certificates, instruments and other documents and statements (whether written or oral) related to any of the foregoing. Each Borrower, Parent, and Holding Company acknowledges that Administrative Agent is specifically relying upon the representations, warranties and agreements contained herein and that such representations, warranties and agreements constitute a material inducement to Administrative Agent in entering into this Twelfth Amendment.

                    b. Each of Holding Company, Parent and each other Borrower hereby knowingly, voluntarily, intentionally and expressly waives and relinquishes any and all rights and benefits that it respectively may have as against the Lender Parties under any law, rule or regulation of any jurisdiction that would or could have the effect of limiting the extent to which a general release extends to claims which a Lender Party or Releasing Party does not know or suspect to exist as of the date hereof. Each of Ultimate Parent, Holding Company, Parent and each other Borrower hereby acknowledges that the waiver set forth in the prior sentence was separately bargained for and that such waiver is an essential term and condition of this Twelfth Amendment (and without which the consents, waiver and amendments in Section 1 and Section 2 hereof would not have been agreed to by Administrative Agent and Lenders).

          8. Costs, Expenses and Taxes. Without limiting the obligation of Borrowers to reimburse Administrative Agent for all costs, fees, disbursements and expenses incurred by Administrative Agent as specified in the Loan Agreement, as amended by this Twelfth Amendment, Borrowers agree to pay on demand all reasonable costs, fees, disbursements and expenses of Administrative Agent in connection with the preparation, negotiation, revision, execution and delivery of this Twelfth Amendment and the other agreements, instruments and documents contemplated hereby, including, without limitation, reasonable attorneys’ fees and out-of-pocket expenses.

CONFIDENTIAL

          9. Counterparts. This Twelfth Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

          10. Governing Law. This Twelfth Amendment shall be governed by and construed and enforced in accordance with the internal laws of the State of Illinois, without regard to conflict of law principles.

          11. Financing Agreement. This Twelfth Amendment shall constitute a Financing Agreement.

          12. Severability; Faxes. Any provision of this Twelfth Amendment which is prohibited or unenforceable for any reason shall be ineffective solely to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction. A signature hereto sent or delivered by facsimile or other electronic transmission shall be as legally binding and enforceable as a signed original for all purposes.

          13. Successors and Assigns. This Twelfth Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, neither Holding Company, Parent nor any other Borrower may assign any of its respective rights or obligations under this Twelfth Amendment without the prior written consent of Administrative Agent.

          14. Additional Covenants. Parent and the other Borrowers covenant and agree to deliver or cause to be delivered to Administrative Agent (a) search results on the management background checks with respect to the management of UKIM within twenty (20) days of the Twelfth Amendment Effective Date and (b) a legal opinion of Paul, Hastings, Janofsky & Walker (Europe) LLP, English legal counsel to Holding Company, Parent, ExamWorks Europe, the UK Subsidiary and the other Borrowers, addressed to Administrative Agent, Issuing Lenders and each Lender (being original parties to the Twelfth Amendment on the Twelfth Amendment Effective Date), on the binding nature of the governing law clause of the ExamWorks Europe Charge Agreement under English law, in form and substance reasonably satisfactory to Administrative Agent within seven (7) Business Days of the Twelfth Amendment Effective Date.

[Remainder of page intentionally blank; signature pages follow]

CONFIDENTIAL

          IN WITNESS WHEREOF, the parties hereto have duly executed this Twelfth Amendment to Loan and Security Agreement as of the day and year first above written.

EXAMWORKS, INC.

By:	/s/ J. Miguel Fernandez de Castro

Name: J. Miguel Fernandez de Castro
Its: Senior Vice President and Chief Financial
Officer

SOUTHWEST MEDICAL EXAMINATION SERVICES, INC.
THE RICWEL CORPORATION
DIAGNOSTIC IMAGING INSTITUTE, INC.
PACIFIC BILLING SERVICES, INC.
MARQUIS MEDICAL ADMINISTRATORS, INC.
FLORIDA MEDICAL SPECIALISTS, INC.
EXAMWORKS CANADA, INC.
NETWORK MEDICAL REVIEW COMPANY,
LTD.
NETWORK MEDICAL MANAGEMENT
COMPANY, LTD.
INSURANCE APPEALS, LTD.
ELITE PHYSICIANS, LTD.
WORKERS FIRST, INC.
EXIGERE CORPORATION
EXAMWORKS EUROPE, INC.

By:	/s/ J. Miguel Fernandez de Castro

Name: J. Miguel Fernandez de Castro
Its: Senior Vice President and Chief Financial Officer

CFO MEDICAL SERVICES, LLC
RICWEL OF WEST VIRGINIA, LLC

By:	ExamWorks, Inc., its sole member and manager

By:	/s/ J. Miguel Fernandez de Castro

Name: J. Miguel Fernandez de Castro
Its: Senior Vice President and Chief Financial Officer

EXAMWORKS, INC.
TWELFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

CONFIDENTIAL

EXAMWORKS REVIEW SERVICES, LLC
IME SOFTWARE SOLUTIONS, LLC
EXAMWORKS EVALUATIONS OF NEW
YORK, LLC

By:	ExamWorks, Inc., its sole member

By:	/s/ J. Miguel Fernandez de Castro

Name: J. Miguel Fernandez de Castro
Its: Senior Vice President and Chief Financial Officer

EXAMWORKS, INC.
TWELFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

CONFIDENTIAL

Acknowledged and Agreed:

EXAMWORKS GROUP, INC.

By:	/s/ J. Miguel Fernandez de Castro

Name: J. Miguel Fernandez de Castro
Its: Senior Vice President and Chief Financial Officer

EXAMWORKS, INC.
TWELFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

CONFIDENTIAL

FIFTH THIRD BANK,
as Administrative Agent and a Lender

By:	/s/ Philip Renwick

Philip Renwick
Vice President

BANK OF AMERICA, N.A.,
as a Lender

By:	/s/ Shawn Janko

Shawn Janko
Senior Vice President

GENERAL ELECTRIC CAPITAL CORPORATION,
as a Lender

By:	/s/ W. Grant Johnston

Grant Johnston
Duly Authorized Signatory

EXAMWORKS, INC.
TWELFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

CONFIDENTIAL

Schedule 4.7

Borrower Locations

Company Name	Address
ExamWorks, Inc.	3280 Peachtree Road
Suite 2625
Atlanta, GA 30305

6901 Jericho Turnpike, Suite 230
Syosset, NY 11791

10423 Old Placeville Road
Suite 100
Sacramento, CA 95827

20300 West 12 Mile Road
Suite 103
Southfield, MI 48076

2400 West Dunlap Avenue, Suite 155
Phoenix, AZ 85021

2501 SW First Avenue
Suite 400
Portland, OR 97201

Gateway Park, LLC
523 Fellowship Road
Suite 275
Mount Laurel, NJ 08054

11465 Johns Creek Parkway
Suite 140
Duluth, GA 30097

21 Ryder Place
East Rockaway, NY 11518

1160 Industrial Street
Redding, CA 96002

5100 Gamble Drive
Suite 540
St. Louis Park, MN 55416

2420 S. Union Avenue, Suite 240
Tacoma, WA 98405-1322
250 N. Patrick Boulevard, Suite 170
Brookfield, WI 53045

CONFIDENTIAL

226 Wright Building
2233 University Avenue West
Suite 226
St. Paul, MN 55114

77 Cadillac Drive
Sacramento, CA 95825

2450 Rimrock Road
Suite 303
Madison, WI 53713

1815 NW 169th Place
Suite 1040
Beaverton, OR 97006

CFO Medical Services, LLC	4 Becker Farm Road
1st Floor
Roseland, NJ 07068

Pacific Billing Services, Inc.	12001 N. Central Expressway, Suite 800
Dallas, TX 75243

IME Software Solutions, LLC	3280 Peachtree Road
Suite 2625
Atlanta, GA 30305

Southwest Medical Examination Services, Inc.	12001 North Central Expressway
Suite 800
Dallas, Texas 75243

Diagnostic Imaging Institute, Inc.	4141 SW Freeway
Suite 500
Houston, TX 77027

ExamWorks Review Services, LLC	3280 Peachtree Road
Suite 2625
Atlanta, GA 30305

The Ricwel Corporation	525 Metro Place North
Suite 450
Dublin, OH 43017

Ricwel of West Virginia, LLC	803 Quarrier Street
Suite 220 Charleston, WV 25301

CONFIDENTIAL

Marquis Medical Administrators, Inc.	4 Becker Farm Road
1st Floor
Roseland, NJ 07068

Florida Medical Specialists, Inc.	200 E. Las Olas Blvd
Suite 1660
Fort Lauderdale, FL 33301

ExamWorks Evaluations of New York, LLC	3280 Peachtree Road
Suite 2625
Atlanta, GA 30305

ExamWorks Canada, Inc.	3280 Peachtree Road
Suite 2625
Atlanta, GA 30305

Network Medical Review Company, Ltd.	605 Fulton Avenue
Suite 2002
Rockford, IL 61103

Network Medical Management Company, Ltd.	605 Fulton Avenue
Suite 2002
Rockford, IL 61103

Insurance Appeals, Ltd.	605 Fulton Avenue
Suite 2002
Rockford, IL 61103

Elite Physicians, Ltd.	605 Fulton Avenue
Suite 2002
Rockford, IL 61103

WorkersFirst, Inc.	605 Fulton Avenue
Suite 2002
Rockford, IL 61103

Exigere Corporation	3005 112th Avenue NE
Suite 200
Bellevue, WA 98004

ExamWorks Europe, Inc.	3280 Peachtree Road
Suite 2625
Atlanta, GA 30305

CONFIDENTIAL

Schedule 7.5

Organizational Numbers

Company Name	Company Number
ExamWorks Holdings, LLLP	07036066

ExamWorks, Inc.	4342019

ExamWorks Evaluations of New York, LLC	N/A

CFO Medical Services, LLC	0600315820

Pacific Billing Services, Inc.	800747365

IME Software Solutions, LLC	B7966D

Southwest Medical Examination Services, Inc.	123769800

Diagnostic Imaging Institute, Inc.	126513100

Set-Aside Solutions, LLC	4713975

The Ricwel Corporation	697241

Ricwel of West Virginia, LLC	76308

Marquis Medical Administrators, Inc.	N/A

Florida Medical Specialists, Inc.	0100430388

ExamWorks Canada, Inc.	4839836

Network Medical Review Company, Ltd.	6212-482-2

Network Medical Management Company, Ltd.	6213-0776

Insurance Appeals, Ltd.	6212-705-8

Elite Physicians, Ltd.	5851-395-4

WorkersFirst, Inc.	6065-532-4

Exigere Corporation	601754112

ExamWorks Europe, Inc.	4865211

CONFIDENTIAL

Schedule 7.8

Other Names

•	CMRS
•	CFO
•	TEG
•	DII
•	SWME
•	IME Centric
•	FMS
•	Ricwel of OH
•	Ricwel of WV
•	PBS
•	MAG
•	Medical Assurance Group
•	QualMed
•	MedNet
•	MEI
•	Medical Evaluations
•	AMBR
•	American Medical Bill Review
•	American Medical Bill Review Services
•	MMS
•	Metro Medical Services
•	Network Medical Review
•	Network Medical Review Company
•	Network Medical Management Company
•	Insurance Appeals
•	Elite Physicians
•	WorkersFirst
•	Independent Medical Services Corporation
•	401 Diagnostic
•	401 Diagnostic and Treatment Center
•	Verity Medical
•	Exigere
•	Exigere Corporation
•	Health Cost Management
•	HCM
•	ExamWorks Review Services

CONFIDENTIAL

Schedule 7.16

Intellectual Property

CFO Medical Services, LLC

Registered mark no. 2,770,800 for CFO Medical Services

ExamWorks, Inc.

Registered mark no. 2,917,614 for Benchmark Medical Consultants (words only)

Registered service mark no. S19097 for Crossland Medical Review Services: Our Service Is Your Solution!

Registered service mark no. 3,509,987 for Abeton

Registered mark no. 3577691 for QualMed Evaluations

Trademark application no. 85101472 for ExamWorks

Trademark application no. 85101495 for ExamWorks

Trademark application with the Registrar of Trade-marks at the Canadian Intellectual Property Office no. 1,492,996 (EXAMWORKS)

Trademark application with the Registrar of Trade-marks at the Canadian Intellectual Property Office no. 1, 492,992 (EXAMWORKS Design)

IME Software Solutions, LLC

Registered copyright no. TXu001043714 for IME*Centric

The Ricwel Corporation

Registered mark no. 2,545,331 for EFILE

Registered mark no. 2,316,927 for Vidmed Resolutions

Southwest Medical Examination Services, Inc.

Registered service mark no. 3,041,490 for Southwest Medical Examination Services

Network Medical Review Company, Ltd.

Registered mark no. 2,380,002 for Elite Physicians

Registered mark no. 2,671,783 for a design:

CONFIDENTIAL

Schedule 9.2

Certain Unsecured Indebtedness

1. [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION]